Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2011, (except for Note 2, as to which the date is September 23, 2011), with respect to the financial statements of Qpod.inc for the period from June 4, 2010 to August 11, 2010 included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-174661) and related Prospectus of Groupon, Inc. for the registration of shares of its common stock.

/s/ ShinNihon LLC

Tokyo, Japan

September 23, 2011